                                                                   EXHIBIT 10.13

                               AMENDMENT TO LEASE
                           201 TAMAL VISTA BOULEVARD,
                            CORTE MADERA, CALIFORNIA

                           HUNT BROTHERS LEASING, LLC,
                                    Landlord

                 WINCUP HOLDINGS, INC., A DELAWARE CORPORATION,
                                     Tenant

                            Dated: February 10, 2003

                               AMENDMENT TO LEASE
                           201 TAMAL VISTA BOULEVARD,
                            CORTE MADERA, CALIFORNIA

                           HUNT BROTHERS LEASING, LLC,
                                    Landlord

                 WINCUP HOLDINGS, INC., A DELAWARE CORPORATION,
                                     Tenant

                            Dated: February 10, 2003

     This Amendment to Lease amends that certain lease agreement between Hunt Brothers Leasing, LLC ("Landlord") and Wincup Holdings, Inc. ("Tenant"), as the assignee of Wincup Holdings, L.P., a Delaware limited partnership, originally dated November 8, 1989 (the "Lease") covering 201 Tamal Vista Boulevard, Corte Madera, California (the "Premises").

     This Amendment to Lease is made with reference to, and in reliance upon the following facts and circumstances:

     a. The Lease is scheduled to expire on June 30, 2004. Tenant has indicated that it wishes to relocate the activities now conducted at the Premises and to vacate the Premises as soon as possible.

     b. Landlord is willing to seek a successor tenant for the Premises, subject to the terms and conditions of this Amendment to Lease.

     WHEREFORE, in consideration of the promises of the parties, the parties agree as follows:

     1. Successor Tenant. Tenant authorizes Landlord to proceed, and Landlord agrees to proceed to seek a successor tenant for the Premises. Landlord may negotiate with a successor tenant on such terms and conditions as Landlord believes, in its sole judgment, are appropriate.

     2. Early Termination of Lease. If a successor tenant is located and a new lease agreement is executed for the premises, then once the rent commences under the new lease, the Lease shall terminate, and Tenant's rights to possession of the Premises shall cease, in exchange for the Tenant's obligations in the Paragraph 3 below, which shall become immediately effective.

     3. Make-up Payment. Subject to Paragraph 2 above, if the net rent paid to Landlord by a successor tenant under a new lease for the Premises is less than sixteen thousand sixty dollars ($16,060) per month (the monthly rent now payable by Tenant to Landlord under the Lease), then Tenant agrees to pay to Landlord on the first day of each month following the termination of the Lease the difference between the amount of net rent payable under the new lease and the sum of $16,060; provided, however, the monthly payment by the Tenant hereunder shall not exceed three thousand nine hundred forty-four dollars ($3,944). Tenant shall continue to make such monthly payments to and including June 1, 2004 at which time the Tenant's obligations hereunder shall terminate, except for any unpaid and delinquent amount due hereunder. In order to determine the net rent payable to Landlord under a new lease, Landlord shall deliver to Tenant a copy of the executed new lease, provided Landlord may remove or black out any provisions thereunder which are not relevant to the determination of the net rent payable under the new lease.

     4. Interest on Delinquent Amount. Tenant agrees that if it fails to make timely payment of the amount due under paragraph 3 above, late payment shall bear interest at the rate of ten percent (10%) per annum from the date the payment was due to the date of actual payment.

     5.  General.

         a. In the event an action is brought by either party to enforce the terms and conditions hereof, the successful party shall be entitled to recover from unsuccessful party reasonable attorneys' fees and court costs.

         b. Any action required to enforce the terms hereof shall be brought in Superior Court in the County of Marin, State of California and tried to the court without a jury.

         c. Tenant agrees at the request of Landlord to execute a lease termination certificate (in form reasonably acceptable to Tenant), duly notarized and in recordable form, to acknowledge the termination of the Lease, and, in the event Tenant fails to execute such Certificate within fifteen (15) days after written notice from Landlord, Tenant hereby appoints J. Patrick Hunt or Peter J. Hunt as its attorney-in-fact to execute any such lease termination certificate which may be recorded and be relied upon for all purposes.

         d. This Amendment to Lease shall be interpreted according to the laws of the State of California.

         e. This Amendment to Lease is binding upon the parties, their successors and assigns.

     6. Continuation of Lease. Except as otherwise expressly provided herein, the Lease shall remain in full force and effect subject to the terms and conditions set forth therein.

     IN WITNESS WHEREOF Landlord and Tenant have executed this Amendment to
Lease.

LANDLORD                                  TENANT

HUNT BROTHERS LEASING, LLC                WINCUP HOLDINGS, INC., A
                                          DELAWARE CORPORATION

By: /s/ [Signature Illegible]             By:  /s/ Michael V. Valenza
    ----------------------------               ---------------------------------
                                                   Sr. V.P. Finance


Landlord's Address for Notice:

240 Tamal Vista, Suite 250
Corte Madera, CA  94925

                                       -2-